UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	June 30, 2005

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2005, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P. (“BIR-OP”), entered into a revolving credit agreement (the “Agreement”) with Krupp Capital Associates (the “Lender”). The Lender is owned directly or indirectly by Douglas Krupp, Chairman of the Board of Directors of the Registrant, his brother George Krupp, trusts for the benefit of their immediate families and certain other family members. The Agreement was agreed upon through arms-length negotiations.

The Agreement establishes a revolving credit facility in the amount of $20,000,000. The Agreement provides for interest on borrowings at a rate of 5% above the 30 day LIBOR rate, as announced by Reuters, fees based on borrowings under the facility and various operational and financial covenants, including a maximum leverage ratio and a maximum debt service ratio. The Agreement has a maturity date of December 31, 2006, with a one-time six-month extension available at the option of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2005, the operating partnership of the Registrant, BIR-OP, through a newly formed and wholly owned subsidiary, BIR Lakeridge, L.L.C., consummated the acquisition of 100% of the fee simple interest of Lake Ridge Apartments, a 282 unit multifamily apartment community located in Hampton, Virginia, from Lake Ridge Apartments, LLC, an unaffiliated third party.

The purchase price of $34,344,000 was paid from cash set aside in escrow and held in a “1031 exchange account” by a qualified intermediary institution in connection with the prior sale of a qualified property structured to comply with the requirements of a Section 1031 tax deferred exchange under the Internal Revenue Code of 1986, as amended, and borrowings under the Agreement referred to in Item 1.01 above. The purchase price was subject to normal operating pro rations and adjustments as provided for in the purchase and sale agreement.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Financial statements for the property acquired and noted in Item 2.01 herein are not available at this time and will be filed by amendment as soon as practicable, but not later than September 16, 2005.

(b)	Pro Forma Financial Information

Pro forma financial information of the Registrant reflecting the property acquired and noted in Item 2.01 herein is not available at this time and will be filed by amendment as soon as practicable, but not later than September 16, 2005.

(c)	Exhibits.

Exhibit 10.1

Revolving Credit Agreement dated as of June 30, 2005 among Berkshire Income Realty- OP, L.P., as the Borrower, Krupp Capital Associates, as the Lender, The Other Lenders Party Hereto and Krupp Capital Associates, as Administrative Agent.

Exhibit 10.2	Purchase and Sale Agreement between Berkshire Income Realty – OP, L.P. and Lake Ridge Apartments, LLC dated May 24, 2005. *
*Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and

Exchange Commission on May 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: July 7, 2005      /s/ Christopher M. Nichols

Name: Christopher M Nichols
Title: Chief Accounting Officer